UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §.240.14a-12

CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Your Vote Counts!
chevron corporation
2021 annual meeting
May 26, 2021
Vote Now!

As an investor in this security, you have	Ways to Vote
the right to vote on important issues.
Make your voice heard now!	Go to ProxyVote.com
Vote Common Shares by:	Call 1-800-690-6903
May 25, 2021
Vote Plan Shares by:
May 23, 2021

Control Number:
0123456789012345

This email represents the following share(s):

CHEVRON CORPORATION COMMON	123,456,789,012.00000
CHEVRON ENERGY NOMINEE PLAN	123,456,789,012.00000
CHEVRON NOBLE ENERGY RSTRCTD STOCK PLAN	123,456,789,012.00000
CABGOC RETIREMENT SAVINGS PLAN	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000
CHEVRON CORPORATION	123,456,789,012.00000

Dear Chevron Stockholder,

We are pleased to announce that Chevron will conduct its 2021 Annual Meeting of Stockholders (“Annual Meeting”) solely by live audio webcast in lieu of an in-person meeting at 8:00 a.m. PDT on Wednesday, May 26, 2021. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders. In addition, this meeting format will eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

We encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, March 29, 2021, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2021, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 26, 2021. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

We welcome questions from stockholders

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2021. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

Technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259-1501.

In the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Chair will convene the Annual Meeting at 8:30 a.m. PDT on the date specified above at the Company’s headquarters in San Ramon, California, solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investor relations page of the Company’s website at www.chevron.com/investors/stockholder-services.

You are receiving the Notice of the 2021 Annual Meeting, the 2021 Proxy Statement, the 2020 Annual Report, and the proxy voting instructions electronically because:

(1) you have consented to receive Chevron communications and to vote by proxy through the Internet, or

(2) you are a Chevron employee and hold Chevron common stock through an employee stock or retirement benefit plan and have a company issued e-mail account.

This e-mail notification contains information specific to your holdings and voting instructions. This e-mail may not represent all of your Chevron shares. If you have shares in multiple accounts and depending on how and where they are set up, you may receive multiple e-mails representing your various accounts. Each e-mail will include a separate control number for confidential voting. You should vote each account whether or not you plan to attend the Annual Meeting.

Stockholders may vote electronically until 11:59 p.m. (ET) on Tuesday, May 25, 2021. However if you are an employee of Chevron Corporation and hold Chevron common stock through an employee stock or retirement benefit plan, you must vote any shares held in a plan by 11:59 p.m. (ET) on Sunday, May 23, 2021, or such other date as determined by the plan fiduciary or trustee.

To cancel or change your electronic delivery profile, please go to http://www.icsdelivery.com/cvx

While there are no charges for this voting service, you may incur costs associated with electronic access, such as charges from Internet access providers and phone companies.

Important Materials: Proxy Statement Annual Report

For holders as of March 29, 2021

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